                             PARTICIPATION AGREEMENT

                                     BETWEEN

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                       AND

                          CITIGROUP GLOBAL MARKETS INC.

  THIS AGREEMENT, dated as of the ___ day of April, 2004 by and between Jefferson National Life Insurance Company (the "Company"), a Texas stock life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account") and Citigroup Global Markets Inc. ("CGM") (the "Distributor") on its own behalf and on behalf of the funds set forth on Schedule A hereto ,

    WHEREAS, Each Fund set forth in Schedule A hereto engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies ("Participating Insurance Companies");

    WHEREAS, Each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and shares of each fund a registered under the Securities Act of 1933, as amended (the "1933 Act");

    WHEREAS, Salomon Brothers Variable Series Funds Inc on behalf of each fund ((the "Designated Funds"), has received an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and trustees of certain qualified pension and retirement plans (the "Exemptive Order");

    WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

    WHEREAS, the Account is duly established and maintained as a segregated asset account by the Company to set aside and invest assets attributable to the aforesaid Contracts; and

    WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds managed by the Adviser listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement on behalf of the Account to fund the aforesaid Contracts;

    WHEREAS, CGM serves as the distributor of the shares of each Designated Fund and is authorized to sell such shares to the Company on behalf of the Account at net asset value; and

    NOW, THEREFORE, in consideration of their mutual promises, the Company and CGM agree as follows:

ARTICLE I.     SALE AND REDEMPTION OF FUNDS SHARES

               1.1. Each Fund has granted to CGM authority to distribute the Funds' shares, and has agreed to instruct, and has so instructed, CGM to make available to the Company, for purchase on behalf of any Account, Fund shares of the Designated Funds. Pursuant to such authority and instructions, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Funds such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Funds (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as CGM may so provide, and (ii) the Board of a Fund (the "Board") may suspend or terminate the offering of shares of any Designated Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Fund. CGM reserves the right, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, reorganization, liquidation, merger or sale of all assets of a Fund upon the sole authorization of the Board, acting in good faith.

               1.2. CGM on behalf of the Funds shall accept for redemption, at the Company's request, any full or fractional Designated Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Funds may delay redemption of such shares of any Designated Fund to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder.

               1.3.  Purchase and Redemption Procedures

                     (a) For purposes of Sections 1.1 and 1.2, the Company shall be an agent of the Funds for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange, Inc. is open for trading and on which a Designated Fund calculates its net asset value (a "Business Day") pursuant to the rules of the SEC by the Company as such limited agent of the Funds prior to the time that the Funds ordinarily calculates its net asset value as described from time to time in each Designated Fund's prospectus shall constitute receipt and acceptance by the Designated Fund on that same Business Day, provided that the Fund or its agent receives notice of such request by 8:30 a.m. Eastern Time on the next following Business Day.

                     (b) The Company shall pay for shares of each Designated Fund on the same day that it notifies the Fund or its agent of a purchase request for such shares. Payment for Designated Fund shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 2:00 p.m. Eastern Time on the day the Fund is notified of the purchase request for Designated Fund shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund or CGM, as appropriate, for any charges, costs, fees, interest or other expenses incurred by the Funds or CGM in connection with any advances to, or borrowing or overdrafts by, the Funds, or any similar expenses incurred by the Funds, as a result of Fund transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                     (c) Payment for Designated Fund shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund or its agent is properly notified of the redemption order of such shares (which order shall be net of any purchase orders), except that the Fund may redeem Designated Fund shares in assets other than cash and delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus and/or statement of additional information ("SAI"). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

                     (d) Any purchase or redemption request for Designated Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the receipt and acceptance of such request by the Fund or its agent, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in each Designated Fund's prospectus.

                     (e) The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to CGM, as permitted by an order of the SEC pursuant to
Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Funds is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Funds reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Fund that was otherwise available under the Contracts without first giving the Funds 45 days notice of its intention to do so.

               1.4. CGM on behalf of the Funds shall use its best efforts to make the net asset value per share for each Designated Fund available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Fund is calculated, and each Fund shall calculate such net asset value in accordance with the Fund's prospectus. Neither any Designated Fund, CGM, , nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement, or any loss resulting from such information, if such information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Funds, or CGM.

    1.4(a)     If CGM provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

    1.4(b)     The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. CGM shall indemnify and hold harmless the Company for such pricing error where the Company is required to pay Contract Owners, participants or beneficiaries that have selected a Fund as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to CGM or its agents for such losses incurred as a result of the above. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the applicable Funds or its agents for any material losses incurred by the Fund or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, the Company will consult with CGM or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, or its agents. The Company shall then make such reasonable effort, to recover the money and repay the Fund or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

               1.5. CGM on behalf of the Funds shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Fund shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Fund shares in the form of additional shares of that Designated Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. CGM or its agent on behalf of the Funds shall notify the Company promptly of the number of Designated Fund shares so issued as payment of such dividends and distributions.

               1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate sub-account of the Account.

               1.7.  (a)   The parties hereto acknowledge that the arrangement
contemplated by this Agreement is not exclusive; Fund' shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Funds on the same basis as other funding vehicles available under the Contracts. Unless otherwise agreed between the Company and CGM, funding vehicles other than those listed on Schedule A to this Agreement may be available for the investment of the cash value of the Contracts, provided, however, (i) any such vehicle or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Designated Funds available hereunder; (ii) the Company gives the CGM 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts; and (iii) unless such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company has so informed CGM prior to their signing this Agreement, CGM consents in writing to the use of such other vehicle, such consent not to be unreasonably withheld.

                     (b) The Company shall not, without prior notice to the Funds (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                     (c) The Company shall not, without prior notice to CGM(unless otherwise required by applicable law), induce Contract owners to change or modify the Funds or change the Funds's investment adviser.

                     (d) The Company shall not, without prior notice to the CGM, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Funds in a manner other than as recommended by the Board.

               1.8. The Company acknowledges that, pursuant to Form 24F-2, the Funds are not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Funds each year within 60 days of the end of the Funds' fiscal year, or when reasonably requested by CGM on behalf of the Funds, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Funds intends to rely on the information so provided and represents and warrants that such information shall be accurate.

ARTICLE II.    REPRESENTATIONS AND WARRANTIES

               2.1. CGM on behalf of the Funds represents and warrants that (i) the Funds are lawfully organized and validly existing under the laws of the state of Maryland, (ii) the Funds are and shall remain registered under the 1940 Act, (iii) the Funds doand will comply in all material respects with the 1940 Act, (iv) Designated Fund shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (v) the Funds shall amend the registration statement for the shares of the Designated Funds under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, (vi) the Board has elected for each Designated Fund to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and (v) shares of the Designated Funds will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Funds that they qualify to purchase shares of the Designated Funds under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the Fund investments of the Designated Funds as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"). CGM on behalf of the Funds makes no representations or warranties as to whether any aspect of the Designated Funds' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.

               2.2.  Reserved.

               2.3. CGM represents and warrants that each Designated Fund has complied and will use its best efforts to continue to comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. CGM will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Fund so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

               2.4. CGM represents and warrants that each Designated Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that it or its designee will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the CGM will notify the Company immediately upon having a reasonable basis for believing that a Designated Fund has ceased to so qualify or that it might not so qualify in the future.

               2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Texas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company also represents and warrants that it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

               2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify CGM immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify CGM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

               2.7. CGM represents and warrants that it is registered as a broker-dealer with the SEC and that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). CGM further represents and warrants that it will sell shares of the Designated Funds in accordance with applicable state and federal laws in all material respects.

               2.8. CGM on behalf of the Funds represents and warrants that all of its Funds, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

               2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Funds and to pay to the Funds any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Funds pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Funds and the Adviser in the event that such coverage no longer applies.

               2.10 The Company agrees that: (a) it is responsible for having in place anti-money laundering procedures which comply with Title II of the United States Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001, as amended and the rules promulgated thereunder, and any related state, self-regulatory organization and SEC anti-money laundering laws, rules and regulations all local laws in jurisdictions in which shares of the funds are distributed, (b) it is solely responsible to take all reasonable steps to determine: (1) the true identity of a plan's client, (2) the source of a plan's client's funds and (3) that a plan's client is not involved in money laundering activities, and (c) it is solely responsible to comply with any other "know your customer" requirements in accordance with applicable law. Company is also responsible for implementing procedures necessary to monitor a plan's client transactions in order to detect attempted or actual money laundering in accordance with applicable law. Company further agrees to provide Distributor, upon reasonable request, with documentation relating to its anti-money laundering policies and analysis.

               2.11 Company shall maintain records sufficient to identify the date and time of receipt of all participant-level transactions involving its clients and shall make such records available upon request for examination by CGM, or its designated representative, at the request of the transfer agent or by appropriate governmental authorities. Under no circumstances shall Company change, alter or manipulate any participant-level transactions received by it in good order.

               2.12 Company represents that there are controls in place designed to monitor and detect market timing.

               2.13 Company represents that with respect to the compensation it receives it will make or cause to be made disclosure of such payments in accordance with applicable law.

ARTICLE III.   VOTING

               3.1.  The Company shall:

                     (i)   solicit voting instructions from Contract owners;

                     (ii) vote Fund shares in accordance with instructions received from Contract owners; and

                     (iii) vote Fundshares for which no instructions have been
                           received in the same proportion as Fund shares of such Fund for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such Designated Fund for which voting instructions have been received from Contract owners, to the extent permitted by law.

               3.2. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Fund calculates voting privileges as required by the Exemptive Order and consistent with any reasonable standards that the Funds may adopt and provide in writing.

ARTICLE IV.    PROSPECTUSES AND PROXY STATEMENTS

               4.1. The CGM or its agents shall provide the Company with as many copies of the Funds' current prospectus (describing only the Designated Funds listed on Schedule A), any supplements thereto or, to the extent permitted and requested by Company, the Funds's profiles as the Company may reasonably request. If requested by the Company in lieu thereof, the Funds or their agents shall provide such documentation (including a "camera ready" final copy of such documentation on diskette) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Funds is amended) to have the prospectus for the Contracts and the Funds's prospectus or profile printed together in one or more documents. The Funds agrees to cooperate with Company to provide the documents on a timely basis to meet Company's reasonable deadline requirements for production.

               4.2. The CGM or its agents shall provide the Company with information regarding the Designated Funds' expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, agrees to provide the Funds or its agent with an opportunity to review such proposed modification prior to its use by the Company, and agrees not to use the proposed modification without the consent of the Funds or its agent, which consent shall not be unreasonably withheld.

               4.3. The CGM or its agents shall provide the Company with copies of the Designated Funds' proxy material, reports to shareholders (describing only the Designated Funds listed on Schedule A), and other communications to shareholders (each, a "Shareholder Communication") in such quantity as the Company shall reasonably require for distributing to Contract owners. If requested by the Company in lieu thereof, the CGM or its agents shall provide Shareholder Communications in "camera ready" format on diskette. The CGM agrees to cooperate with Company to provide such Shareholder Communications on a timely basis to meet Company's reasonable deadline requirements for production and delivery.

ARTICLE V.     SALES MATERIAL AND INFORMATION

               5.1. The Company shall furnish, or shall cause to be furnished, to CGM each piece of sales literature or other promotional material that the Company develops and in which the Funds (or a Designated Fund thereof), CGM or its affliates are named. No such material shall be used until approved in writing by CGM in writing, and CGM will use its reasonable best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. CGM reserve the right to reasonably object in writing to the continued use of any such sales literature or other promotional material in which the Funds (or a Designated Fund thereof), CGM or its affliates are named, and no such material shall be used if CGM or the Adviser so objects.

               5.2. The Company shall not give any information or make any representations or statements on behalf of the Funds or CGM or concerning the Funds or the Adviser or CGM in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Funds shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved in writing by CGM, except with the written permission of the Funds or its designee.

               5.3. CGM or its respective designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved in writing by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

               5.4. CGM shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved in writing by the Company for distribution to Contract owners, or in sales literature or other promotional material approved in writing by the Company or its designee, except with the permission of the Company.

               5.5. The CGM or its designee will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Funds or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

               5.6. The Company will provide to CGM at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to CGM, any complaints received from the Contract owners pertaining to a Designated Fund.

               5.7. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Funds, any Designated Fund or any affiliate of the Funds: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other Shareholder Communications distributed or made generally available with regard to the Funds.

ARTICLE VI.    FEES AND EXPENSES

               6.1. Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

               6.2. CGM or its agent will pay the expenses associated with the following: setting the prospectus and profiles in type; printing copies of the prospectus and profiles to be delivered to existing Contract owners investing in the Designated Funds; providing a reasonable number of copies of the SAI to the Company for itself and for any current owner of a Contract who requests such SAI; setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report); and the preparation of all statements and notices required by any federal or state law.

               6.3. Unless otherwise agreed, the Company shall bear the expenses of printing copies of the current prospectus and profiles for the Contracts; printing copies of the Funds' prospectus and profiles that are used in connection with offering the Contracts; distributing the Funds' prospectus to owners of Contracts issued by the Company; and of distributing the Funds' proxy materials and reports to such Contract owners. If the prospectus for the Contracts and the Funds' prospectus are printed together in one or more documents, printing costs shall be allocated to reflect the Funds' share, pursuant to Section 6.2, of the total costs for printing the Funds' prospectus(s) to be delivered to existing Contract owners investing in a Designated Fund, determined according to the number of pages of the Funds' respective portions of the documents.

ARTICLE VII.   POTENTIAL CONFLICTS

               7.1 The parties acknowledge that the Designated Funds' shares may be made available for investment to other Participating Insurance Companies. In such event, CGM or its designee on behalf of the Designated Funds the will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. CGM shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

               7.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to CGM. The Company will assist CGM on behalf of the Designated Funds in carrying out responsibilities under the Exemptive Order by providing CGM with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

               7.3 If it is determined by CGM on behalf of the Designated Funds, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by CGM or the Designated
Fund) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from any Designated Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

               7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at CGM's or the Designated Fund's election, to withdraw the affected Account's investment in a Designated Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by CGM or the Designated Fund. Any such withdrawal and termination must take place within 30 days after a Designated Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Exemptive Order. Until the end of such 30 day period, the Designated Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Fund shares.

               7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in a Designated Fund and terminate this Agreement with respect to such Account within 30 days after the informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by CGM or the Designated Fund. Until the end of such 30 day period, CGM on behalf of the Designated Funds shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Funds.

               7.6 For purposes of section 7.3 through 7.6 of this Agreement, CGM on behalf of the Designated Funds will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that CGM on behalf of the Designated Funds determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Designated Funds and terminate this Agreement within 30 days after CGM on behalf of the Designated Funds inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by CGM.

               7.7 The Company shall at least annually submit to CGM on behalf of the Designated Funds such reports, materials or data as the Trustees may reasonably request so that CGM on behalf of the Designated Funds may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by CGM.

               7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the parties to this Agreement, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; or (b) to conform this
Article VII to the terms and conditions contained in the Exemptive Order, as the case may be.

ARTICLE VIII.  INDEMNIFICATION

               8.1.  Indemnification By the Company

                     (a) The Company agrees to indemnify and hold harmless each of the Funds, CGM, and each of their Funds/directors and officers, and each person, if any, who controls the Funds, CGM, within the meaning of Section 15 of the 1933 Act or who is under common control with the Funds, (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the

                           Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund shares; or

                     (iii) arise out of any untrue statement or alleged untrue
                           statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

                     (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials required under the terms of this Agreement (including a material failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

                     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                     (vi) arise out of information provided to the Company pursuant to this Agreement, or to any other Participating Insurance Company pursuant to another participation agreement, which information is based on incorrect information supplied by the Company to the Funds, Distributor or Adviser.

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of the Company and indemnification is otherwise appropriate under this
Section 8.1, PROVIDED that the Company shall be liable for the costs and expenses of different counsel for separate Indemnified Parties for related claims or actions only to the extent that such Indemnified Parties' interest in such legal process are materially adverse to each other. The Company shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Funds shares or the Contracts or the operation of the Funds.

               8.2.  Indemnification by CGM

                     (a) CGM agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of CGM) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                     (i) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Funds or CGM) or wrongful conduct of CGM with respect to the sale or distribution of the Contracts or Fund shares; or

                     (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of CGM; or

                     (iii) arise as a result of any material failure by CGM to
                           provide the services and furnish the materials required under the terms of this Agreement;

                     (iv) arise out of or result from any material breach of any representation and/or warranty made by CGM in this Agreement or arise out of or result from any other material breach of this Agreement by CGM;

    as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

                     (b) CGM shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                     (c) CGM shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified CGM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify CGM of any such claim shall not relieve CGM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, CGM will be entitled to participate, at its own expense, in the defense thereof. CGM also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from CGM to such party of CGM's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and CGM will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such action are materially adverse to those of Distributor and indemnification is otherwise appropriate under this Section 8.2, PROVIDED that in no event will Distributor be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. Distributor shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

                     (d) The Company agrees promptly to notify CGM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.    APPLICABLE LAW

               9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

               9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith

ARTICLE X.     TERMINATION

               10.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party, for any reason with respect to some or all Designated Funds, by three (3) months advance written notice delivered to the other parties; or

               (b) termination by the Company by written notice to CGM, based upon the Company's determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; or

               (c) termination by the Company by written notice to CGM, in the event any of the Designated Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (d) termination by CGM, in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, an insurance commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Fund's shares; provided, however, that CGM determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

               (e) termination by the Company in the event that formal administrative proceedings are instituted against the Funds, CGM or the Funds' Adviser by the SEC or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of, CGM, the Adviser or the Funds to perform its obligations under this Agreement; or

               (f) termination by the Company by written notice to CGM, with respect to any Designated Fund in the event that such Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the
                     Section 817(h) diversification requirements specified in
                     Section 2.3 hereof, or if the Company reasonably believes that such Designated Fund may fail to so qualify or comply; or

               (g) termination by CGM, by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

               (h) termination by CGM, by written notice to the Company, if CGM shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (i) termination by the Company by written notice to CGM, , if the Company shall determine, in its sole judgment exercised in good faith, that CGM, the Funds or the Funds' Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (j) termination by CGM by written notice to the Company, if the Company gives CGM the written notice specified in Section 1.7(a)(ii) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective forty-five days after the notice was given; or

               (k) termination by CGM if the Board has decided to (i) refuse to sell shares of any Designated Fund to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Fund; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Funds or any Designated Fund, subject to the provisions of
                     Section 1.1; or

               (l) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Fund of the Funds in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Adviser and the Funds of the date of substitution;

               (m) termination by any party in the event that a Fund Board determines that a material irreconcilable conflict exists as provided in Article VII; or

               (n) termination with respect to CGM automatically upon termination of the Distribution Agreement between Distributor and the Funds.

               10.2. (a)   Notwithstanding any termination of this Agreement,
and except as provided in Section 10.2(b), the Funds and CGM shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by CGM, to make available additional shares of the Designated Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").)

                           Specifically, based on instructions from the owners
of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Funds and redeem investments in the Designated Funds, and shall be permitted to invest in the Designated Funds in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

                           Company agrees, promptly after any termination of
this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Funds within one year from the date of termination of the Agreement as provided in Article X. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. The Funds may, in its discretion, permit the Accounts to continue to invest in the Designated Funds beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Funds agrees in writing to permit the Accounts to continue to invest in the Designated Funds at the beginning of any such year.

                     (b) In the event (i) the Agreement is terminated pursuant to Sections 10.1(g) or 10.1(m), at the option of CGM; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 10.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Funds held by the Accounts, received by the Funds and its agents as of the request date, and CGM on behalf of the Funds agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Funds's registration statement.

                     (c) The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Funds or any Designated Fund of the Funds, Articles I, II, VII, VIII and IX will remain in effect after termination.

               10.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.    NOTICES

    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

    If to the Company:         Jefferson National Life Insurance Company
                               9920 Corporate Campus Drive, Suite 1000
                               Louisville, KY 40223
                               Attn:  Meg Cullem-Fiore

         If to Distributor          _ Citigroup Global Markets Inc.

                                    300 First Stamford Place, 2nd Floor

                                    Stamford, CT  06902

                                     Attn:  Peter Cieszko _____________

                                    -

                                       copy to  Gordon E. Swartz_____________
                               ______300 First Stamford Place 4th Floor_______
                               _______Stamford ,CT 06902______________
                               ________________________________

                               ___________________
                               ___________________
                               ___________________


ARTICLE XII.   MISCELLANEOUS

               12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

               12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

               12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

               12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the [insert state] Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the [insert state] insurance laws and regulations and any other applicable law or regulations.

               12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

               12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate or company under common control with the Adviser, if such assignee is duly licensed and registered to perform services under this Agreement. The Company shall promptly notify, CGM of any change in control of the Company.

               12.8. All persons dealing with the Funds must look solely to the property of the respective Designated Funds listed on Schedule A hereto as though each such Designated Fund had separately contracted with such party for the enforcement of any claims against the Funds. The parties agree that neither the Board, officers, agents or shareholders of the Funds assume any personal liability or responsibility for obligations entered into by or on behalf of the Funds. It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Funds, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the Funds property of the Funds. The execution and delivery of this Agreement have been authorized by the Funds, and this Agreement has been signed and delivered by an authorized officer of the Funds, acting as such, and neither such authorization by the Funds nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but bind only the Funds property of the Funds as provided in the Fund's Declaration of Funds. The provisions of this section 11.8 shall survive termination of the Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

Jefferson National Life Insurance Company:    By its authorized officer

                                              By: /s/
                                                  ---

                                              Title:
                                                   -----------------------------

                                              Date:
                                                   -----------------------------

Citigroup Global Markets Inc.:                By its authorized officer

                                              By: /s/
                                                  ---

                                              Title:
                                                   -----------------------------

                                              Date:
                                                   -----------------------------


[

                                                                          [Date]


                                   SCHEDULE A

ACCOUNT(S)       CONTRACT(S)                      DESIGNATED FUND(S)
                                     SALOMON STRATEGIC INCOME
                                     SALOMON BROTHERS VARIABLE ALL CAP VALUE
                                        FUND
                                     SALOMON BROTHERS VARIABLE LARGE CAP GROWTH
                                        FUND
                                     SALOMON VARIABLE TOTAL RETURN FUND

                                       A-1